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                                                               Exhibit (n)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings New York Insured Fund IV, Inc.:


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-82001 of our report dated July 19, 1999 which appears in the Statement of Additional Information which is a part of such Registration Statement and to the reference to us under the caption "Experts" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
July 27, 1999